Exhibit 23.2
                         CONSENT OF INDEPENDENT AUDITORS




     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Public Storage, Inc., formerly Storage Equities, Inc., pertaining to the 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-13463) pertaining to the 1996 Stock Option and Incentive Plan, the Registration Statements on Form S-3 (Nos. 333-18395 and 333-41123) and in the related prospectus and Registration Statement on Form S-4 (No. 33-64971) and in the related prospectus of our report dated February 14, 1997 on the combined summary of historical information relating to revenues and certain operating expenses of the Acquiport Properties which is included in the Current Report on Form 8-K, as amended by a Form 8-K/A, each dated December 24, 1997 of Public Storage, Inc.


                                                          KPMG PEAT MARWICK LLP





January 15, 1998
303 Peachtree Street, NE
Atlanta, GA  30308


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